Exhibit 8.1
[Clifford Chance US LLP Letterhead]
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
TEL: +1 212 878 8000
FAX: +1 212 878 8375
www.cliffordchance.com
November 26, 2008
MFA Mortgage Investments, Inc.
350 Park Avenue, 21st Floor
New York, New York 10022

Re:	REIT Status of MFA Mortgage Investments, Inc.
Ladies and Gentlemen:
We have acted as counsel to MFA Mortgage Investments, Inc., a Maryland corporation (the “Company”), in connection with the Company’s registration statement on Form S-3, as filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2008 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of 10,000,000 shares of the Company’s common stock, par value $0.01 per share, which may be issued from time to time pursuant to the Discount Waiver, Direct Stock Purchase and Dividend Reinvestment Plan pursuant to Rule 415(a)(5) of the Securities Act. In connection therewith, you have requested our opinions regarding (i) the qualification of the Company as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the information contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations.” Except as otherwise indicated, capitalized terms used herein shall have the meanings given to them in the Registration Statement.
In rendering the opinions expressed herein, we have examined and, with your permission, relied on the following items:
1. the opinion of Kutak Rock LLP (the “Kutak Opinion”), dated February 25, 2002, regarding the qualification of the Company as a REIT under the Code for its taxable year ended December 31, 1998 through the date of such opinion;
2. a reliance letter addressed to us from Kutak Rock LLP allowing us to rely on the Kutak Opinion for purposes of rendering this opinion with respect to the Company’s taxable years ended prior to February 25, 2002;
3. a Certificate of Representations (the “Certificate of Representations”), dated as of the date hereof, provided to us by the Company and Retirement Centers Corporation (“RCC”);

4. the Registration Statement; and
5. such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions referred to in this letter.
In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents and have not been subsequently amended, (ii) the signatures of each original document are genuine, (iii) each party who executed the document had proper authority and capacity, (iv) all representations and statements set forth in such documents are true and correct, (v) all obligations imposed by any such documents on the parties thereto have been performed or satisfied in accordance with their terms, (vi) the Company and RCC at all times have operated in accordance with the method of operation described in their organizational documents, and (vii) no action will be taken following the filing of the Registration Statement that is inconsistent with the Company’s status as a REIT for any period prior or subsequent to the filing of the Registration Statement.
For purposes of rendering the opinions stated below, we have assumed, with your consent, the accuracy of the representations contained in the Certificate of Representations provided to us by the Company and RCC, and that each representation contained in such Certificate of Representations to the best of such entities’ knowledge or belief is accurate and complete without regard to such qualification as to the best of such entities’ knowledge or belief. These representations generally relate to the classification and operation of the Company as a REIT and to the organization and operation of the Company and RCC. In rendering the opinions stated below, with your consent, we have also relied on, and assumed the accuracy of, and our opinions are therefore limited by, the Kutak Opinion with respect to the qualification of the Company as a REIT for all of its taxable years ended on or prior to December 31, 2001.
Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:
1. Commencing with its taxable year ended December 31, 1998, the Company was organized in conformity with the requirements for qualification and taxation as a REIT under the Code and its method of operation as described in the Registration Statement and as set forth in the Certificate of Representations has enabled it to meet the requirements for qualification as a REIT under the Code, and the Company’s proposed method of operation as described in the Registration Statement and the Certificate of Representations will enable the Company to continue to so qualify. To the extent that the foregoing opinion refers to any period beginning prior to January 1, 2002, it is based solely on the Kutak Opinion (which we have relied upon with your express permission); and
2. The statements under the caption “Material U.S. Federal Income Tax Considerations” in the Registration Statement insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects.
The opinions set forth in this letter are based on relevant provisions of the Code, Treasury Regulations promulgated thereunder, interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings and practices of the Internal Revenue Service (“IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which may result in modifications of our opinion. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary determination by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.
The opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein. Moreover, the Company’s qualification and taxation as a REIT depended and depends upon the ability of the Company to meet for each taxable year, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership. We have not undertaken to review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations for any single taxable year have satisfied or will satisfy the tests necessary to qualify as or be taxed as a REIT under the Code. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter, the Certificate of Representations and the Kutak Opinion.
The opinions set forth in this letter are: (i) limited to those matters expressly covered and no opinion is expressed in respect of any other matter, (ii) as of the date hereof, and (iii) rendered by us at the request of the Company. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.
Very truly yours,